SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                      ----------------------------------


                                   FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
        SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934


                   ContiFinancial STRYPES Trust
--------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                Delaware                              Applied For
  ----------------------------------      ---------------------------------
  (STATE OF INCORPORATION OR              (IRS EMPLOYER IDENTIFICATION NO.)
  ORGANIZATION)


  c/o Puglisi & Associates                                  19711
  850 Library Avenue                                   ---------------
  Suite 204                                               (ZIP CODE)
  Newark, Delaware
  ------------------------
  (ADDRESS OF PRINCIPAL
   EXECUTIVE OFFICES)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

  TITLE OF EACH CLASS TO BE               NAME OF EACH EXCHANGE ON WHICH
  SO REGISTERED                           EACH CLASS IS TO BE REGISTERED
  -------------------------               ------------------------------

  Structured Yield Product                American Stock Exchange, Inc.
  Exchangeable for Stock (Service
  Mark), par value $.10 per STRYPES


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The section captioned "Description of the STRYPES" in the Registrant's final prospectus dated April 1, 1997 forming a part of the Registrant's Registration Statement on Form N-2 (No. 333-1787) (the "Registration Statement"), attached hereto as Exhibit (1), is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     (I) The following exhibit has been filed with the Securities and Exchange Commission:

          (1) Final Prospectus of the Registrant, dated April 1, 1997, constituting a part of the Registration Statement.

    (II) The following exhibits are to be filed with the American Stock Exchange only:

          (3)(a)    Pre-Effective Amendment No. 1 to the Registration
                    Statement.
          (3)(b)    Pre-Effective Amendment No. 2 to the
                    Registration Statement.
          (6)(a)    Trust Agreement of the Registrant.
          (6)(b)    Restated Trust Agreement of the Registrant.
          (6)(c)    Certificate of Trust of the Registrant.
          (6)(d)    Restated Certificate of Trust of the
                    Registrant.
          (7)       Specimen Certificate for the Registrant's STRYPES.

                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              ContiFinancial STRYPES Trust
                              (Registrant)



                              By:  /s/ Donald J. Puglisi
                                  ---------------------------
                                   Donald J. Puglisi
                                   Managing Trustee


March 27, 1997